Exhibit 3.2

BY-LAWS

OF

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Adopted

July 22, 2021

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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Section 7.17	Reliance	19
Section 7.18	Notices	19
Section 7.19	Certain Definitions	19
Section 7.20	Intent of Article	21

ARTICLE VIII AMENDMENTS		21

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BY-LAWS

of

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of the Corporation shall be c/o Cogency Global, Inc., 850 New Burton Road, Suite 201, Kent County, Dover, Delaware 19904.

Section 1.02 Principal Office and Other Offices. The principal office address of the Corporation shall be 500 Cummings Center, Beverly, Massachusetts 01915 or such other address as the Board of Directors shall determine from time to time. The Corporation may also establish other offices and places of business at such other places, both within and outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01 Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time as determined by the Board of Directors. The annual meeting of the stockholders shall be held at such place, either within or outside of the State of Delaware, as may be specified by the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of Remote Communication (as defined in Section 2.09 of these By-Laws).

Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or by the Board of Directors and shall be called by the President or the Secretary of the Corporation at the request in writing of any one director or the stockholders owning at least 20% of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of the meeting. Any special meeting of the stockholders shall be held on such date, and at such time and (unless the meeting is to be held solely by means of Remote Communication) place, as shall be specified by the person or persons calling the meeting or in a waiver of notice thereof duly executed by all the stockholders.

Section 2.03 Notice of Meetings. Written notice of each stockholders’ meeting, stating the place (if any), date and hour of the meeting and the means of Remote Communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. Any such notice may be given personally or by first class or express mail (with postage prepaid), telegram, telex, courier service (with charges prepaid), facsimile transmission or email, to the stockholder’s address (or telex or facsimile number or email address) appearing on the books of the Corporation; provided, in the case of a telex or facsimile transmission number or email address, that such number or address is one at which the stockholder has consented to receive such a notice.

Section 2.04 Manner of Giving Notice; Affidavit of Notice. Written notice of any stockholders’ meeting, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.05 Quorum; Adjournment. Except as otherwise provided in the Certificate of Incorporation or by applicable law, at any meeting of the stockholders the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.

In the absence of a quorum, the stockholders present may adjourn the meeting to another time and place (if any), and notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of Remote Communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06 Conduct of Meetings. The President shall preside at any meeting of the stockholders. In the absence of the President, such other person as shall have been designated by the President or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures, and to do all such things, as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof, and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders. In the absence of the Secretary, or if the Secretary and the President shall be the same person, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.

Section 2.07 Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, (i) every holder of shares of capital stock of the Corporation which are entitled to vote shall be entitled to one vote for each share of such capital stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors, and (iii) any other corporate action shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter; provided, in the cases of clauses (ii) and (iii), that a quorum is present at the meeting.

Section 2.08 Stockholder Action Without a Meeting. Except as otherwise provided in the Certificate of Incorporation or by Section 211(b) of the Delaware General Corporation Law or other applicable law, whenever the stockholders are required or permitted to take any action at any meeting, such action may be taken without a meeting, without prior notice and without a vote if (i) a consent or consents in writing to such action, setting forth the action so taken, shall be signed by holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted and (ii) the consent or consents so signed shall be delivered to the Corporation or the Secretary of the Corporation. Every such written consent shall bear the date of signature of each stockholder who signs the consent, and no such written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered as provided above in this Section, written consents signed by a sufficient number of holders to take the action are delivered to the Corporation or the Secretary of the Corporation. To the extent required by applicable law, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to the action.

Section 2.09 Remote Communication. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Remote communication meeting the qualifications set forth in this Section is referred to in these By-Laws as “Remote Communication.”

Stockholders and proxy holders not physically present at a meeting of stockholders may by means of Remote Communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication.

Section 2.10 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty (60) days prior to such dividend, distribution, allotment, exercise or other action. If the Board of Directors does not fix a record date for a meeting or consent or a dividend, distribution, allotment, exercise or other action, the record date shall be such date as shall be determined in accordance with Section 213 of the Delaware General Corporation Law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Number. The number of directors of the Corporation shall be the minimum number fixed therefor from time to time by the Board of Directors or by the stockholders. The initial number of directors of the Corporation shall be five (5) and the initial Board of Directors shall be Brian Block, Aaron Blazar, Michael Prior, Justin Benincasa and Brad Martin. Brad Martin shall be the initial Chairman of the Board. The Board of Directors shall consist of a minimum of five (5) members until such number is changed by the Board of Directors or the stockholders. Any temporary vacancy created by the resignation, removal or death of a director shall not violate this Section 3.01.

Section 3.02 Election; Term of Office; Removal. At each annual meeting of the stockholders, the directors shall be elected, each to hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Except as otherwise provided in the Certificate of Incorporation or by applicable law, any director, or the whole Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

Section 3.03 Resignation. Any director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified in the notice, upon receipt of the notice by the President or the Secretary. Unless otherwise specified in the notice, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04 Vacancies. Any vacancy in the Board of Directors arising at any time and from any cause, including without limitation newly created directorships resulting from an increase in the number of directors and vacancies resulting from the removal of directors for cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists (or by a unanimous written consent of the directors then in office), or by a sole remaining director, or by the stockholders.

Section 3.05 Annual Meetings. A newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting of stockholders is held; or may meet at such place, within or outside of the State of Delaware, and such date and time, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as may be specified in a duly executed waiver of notice.

Section 3.06 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or outside of the State of Delaware, as the Board of Directors shall determine.

Section 3.07 Special Meetings. Special meetings of the Board of Directors may be called by the President and shall be called by the President or the Secretary at the request of any one director. Such written request shall state the purpose or purposes of the meeting. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place, within or outside of the State of Delaware, as shall be designated in the notice of such meeting. Except as provided otherwise by applicable law, any business which may be conducted at any regular meeting of the Board of Directors may be conducted at any special meeting of the Board of Directors, whether or not such business was identified in the notice of such special meeting.

Section 3.08 Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given of any annual meeting of the Board of Directors which is held as soon as practicable after and at the place where the annual meeting of the stockholders of the Corporation is held.

Notice of each special meeting of the Board of Directors shall be given to each director by first class or express mail at least five (5) days before the meeting, or by telegram, telex, overnight courier service, facsimile transmission, email or other electronic transmission, or personal delivery, in each case at least two (2) business days before the meeting; provided that, if circumstances necessitate, a special meeting may be held with less notice. Notices shall be deemed to have been given: if given by mail, when deposited in the United States or Australian mail with postage prepaid; if given by telegram or courier service, when deposited with a telegraph office or courier service with charges prepaid or duly provided for; if given by telex, facsimile transmission, email or other electronic transmission, at the time of sending; and if given by personal delivery, at the time of delivery. Notices given by personal delivery may be in writing or oral. Written notices shall be sent to a director at the postal address, telex or facsimile number, email address or address for other electronic transmission, designated by him or her for that purpose or, if none has been so designated, at his or her last known residence or business address, telex or facsimile number, email address or address for other electronic transmission; provided, however, that whenever the director has an email address at macquarie.com, such director’s then current email address at macquarie.com shall be deemed to be an email address that such director shall have designated for the purpose of notice under this Section 3.08. For purposes of this Section 3.08, business days shall be determined on the basis of the time and generally accepted calendar of holidays at the place where the meeting to which the notice pertains is scheduled to be held.

No notice of a meeting need be given to any director who signs a written waiver thereof (whether before, during or after the meeting) or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice of the meeting to such director.

Except as otherwise required by applicable law or these By-Laws, no notice need state the purpose of the meeting.

Section 3.09 Quorum; Vote; Adjournment. Except as otherwise provided by applicable law, at all meetings of the Board of Directors, a majority of the members of the Board of Directors in office shall constitute a quorum for the transaction of business and any specific item of business, and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 3.10 Conduct of Meetings. The President of the Corporation shall preside at all meetings of the Board of Directors. In the absence of the President, the Board of Directors may select anyone from among its members to preside over the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors; in the absence of the Secretary or if the Secretary and the person presiding at the meeting are the same person, the President or other person presiding at the meeting may appoint any person to act as secretary of the meeting. If the Treasurer of the Corporation is not also a director of the Corporation, the Treasurer may attend any meeting of the Board of Directors at the invitation of any director, but the Treasurer shall have no vote at any meeting he or she attends when he or she is not a director.

Section 3.11 Attendance by Telephone. Any one or more directors (or members of any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or of such committee) by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 3.12 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all the members of the Board of Directors (or of such committee) then in office consent in writing to the adoption of a resolution authorizing the action and the written consents thereto of the directors (or the members of the committee) are filed with the minutes of the proceedings of the Board of Directors (or such committee).

Section 3.13 Committees. The Board of Directors may establish from among its members standing and special committees, each consisting of one or more directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the By-Laws of the Corporation.

The provisions of Sections 3.08 and 3.10 of these By-Laws, pertaining to notice of meetings of the Board of Directors and the conduct of meetings of the Board of Directors, shall apply also to meetings of committees of the Board of Directors, unless different notice procedures or rules of conduct shall be prescribed by the Board of Directors for such committees or any particular committee of the Board of Directors.

Minutes of all such committees shall be filed with the Secretary of the Corporation.

ARTICLE IV

OFFICERS

Section 4.01 Officers. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may also include one or more Vice Presidents (which may be further classified as “executive” or “senior” or by other descriptions, as determined by the Board of Directors), Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers, as the Board of Directors may from time to time elect. One person may hold two or more offices in the Corporation. Offices of the Corporation may but need not be held by persons who are also directors of the Corporation.

Each officer shall have such authority and perform such duties, in addition to those specified by these By-Laws, as may be prescribed by the Board of Directors from time to time.

Section 4.02 Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.05, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. The appointment of an officer shall not itself create any contract right.

Section 4.03 Removal and Resignation of Officers.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

(b) Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.04 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4.05 Other Agents. The Board of Directors or the President may from time to time appoint such agents of the Corporation as the Board of Directors or the President shall deem necessary. Each of such agents shall hold office at the pleasure of the Board of Directors or, if such agent was appointed by the President, of the President, and shall have such authority and may perform such duties as the Board of Directors or, if appointed by the President, the President may from time to time determine. Each such agent shall receive such compensation, if any, as the Board of Directors or, if appointed by the President, the President may from time to time determine.

Section 4.06 President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the control of the Board of Directors, the President shall be responsible for the day-to-day management of the business and affairs of the Corporation. The President shall have the power to sign alone (unless the Board of Directors shall specifically require an additional signature) all contracts in the name and on behalf of the Corporation. The President also shall perform all duties and enjoy all other powers commonly incident to the office of President, subject, however, to the control of the Board of Directors.

Section 4.07 Vice Presidents. Each Vice President, if any, shall have such authority and perform such duties as shall be assigned to such Vice President from time to time by the Board of Directors. In the absence or disability of the President or the vacancy in the office of the President, the duties of the President shall be performed, and the President’s powers may be exercised, by such Vice President as shall be designated by either the President or the Board of Directors; failing such designation, such duties shall be performed and such powers may be exercised by the Vice Presidents in the order of their first election to the office of Vice President of the Corporation; subject in any case to review and superseding action by the Board of Directors, but such superseding action shall not affect the validity of actions taken prior to the date of the superseding action.

Section 4.08 Secretary; Assistant Secretaries. The Secretary shall act as secretary of all meetings of the stockholders and of the Board of Directors and shall keep the minutes of all such meetings and of all meetings of all committees of the Board of Directors. The Secretary shall give notices of the meetings of the stockholders and of the Board of Directors as required by applicable law and by these By-Laws. The Secretary shall have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal of the Corporation. The Secretary also shall perform all duties and enjoy all other powers commonly incident to the office of Secretary, subject, however, to the control of the Board of Directors.

In the absence or disability of the Secretary, any Assistant Secretary may act in the Secretary’s stead.

Section 4.09 Treasurer; Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Corporation and of deposits or custody of all moneys and other valuable effects of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render statements of the accounts and financial condition of the Corporation. The Treasurer upon request shall at all reasonable times exhibit his or her books and accounts to the President or any director of the Corporation. The Treasurer also shall perform all duties and enjoy all other powers commonly incident to the office of Treasurer, subject, however, to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give such security for the faithful performance of his or her duties as the Board of Directors may require.

In the absence or disability of the Treasurer, any Assistant Treasurer may act in the Treasurer’s stead.

ARTICLE V

CAPITAL STOCK

Section 5.01 Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of the capital stock of the Corporation shall be uncertificated or, if determined to be represented by certificates, which shall be in such form as shall be prescribed by applicable law and approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 5.02 Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of applicable transfer taxes and compliance with other provisions of law as the Corporation may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law

The Corporation shall be entitled to treat the holder of record of any share of the capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.

Section 5.03 Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer or registration of shares of the capital stock of the Corporation, including without limitation such rules and regulations (including, without limitation, requirements with respect to indemnifications) as the Board of Directors may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01 Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile thereof to be affixed or impressed or reproduced in any manner.

Section 6.02 Fiscal Year. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors. Until such time as the Board of Directors shall change it, the fiscal year of the Corporation shall end on December 31 of each year.

Section 6.03 Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the President of the Corporation, or any other officer of the Corporation designated by the President of the Corporation or the Board of Directors, (a) shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of stock of, other equity interests in or other securities of any corporation or other entity in which the Corporation shall own or hold stock, other equity interests or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, other equity interests or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present and (b) may execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice, written consents and other instruments relating to any stocks, other equity interests or other securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons. In the absence or disability of the President of the Corporation or the vacancy in the office of the President of the Corporation, if no such designation by either of the President of the Corporation and the Board of Directors is in effect and no conference of like powers by the Board of Directors is in effect, then, unless the Board of Directors shall have ordered otherwise, the powers and authority conferred upon the President of the Corporation by this Section may be exercised by the Vice Presidents of the Corporation in the order of their seniority (based on their respective first elections to the office of Vice President of the Corporation) or, in the absence or disability of all of the Vice Presidents of the Corporation or if there are no Vice Presidents of the Corporation in office, by the Secretary of the Corporation.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Indemnification for Proceedings Other than by or in the Right of the Corporation. Subject to the other provisions of this Article VII and the Certificate of Incorporation, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 7.19 of this Article VII), other than an action by or in the right of the Corporation, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 7.19 of this Article VII) for the Corporation, or, while serving in an Official Capacity for the Corporation, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Corporation, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Corporation, and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as amended (the “DGCL”) (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses (as defined in Section 7.19 of this Article VII) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 7.02 Indemnification for Proceedings by or in the right of the Corporation. Subject to the other provisions of this Article VII and the Certificate of Incorporation, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

Section 7.03 Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article VII, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 7.01 or Section 7.02 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 7.19 of this Article VII) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Corporation (including by its directors, stockholders or any Independent Counsel (as defined in Section 7.19 of this Article VII) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these By-Laws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000.

Section 7.04 Indemnification of Others. Subject to the other provisions of this Article VII, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 7.05 Right to Advancement. Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) business days after the receipt by the Corporation of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if the DGCL so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director, officer, employee or representative in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article VII or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(a)

Except as otherwise provided in the DGCL or this Section 7.05, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(b)

Advancements of Expenses pursuant to this Section 7.05 shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 7.05.

(c)

Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(d)

The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Corporation and approved by resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to these By-Laws.

Section 7.06 Limitations on Indemnification. Except as otherwise required by the DGCL or the Certificate of Incorporation, notwithstanding anything in these By-Laws to the contrary, the Corporation shall not be obligated to indemnify any person pursuant to this Article VII in connection with any Proceeding (or any part of any Proceeding):

(a)

for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)

for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)

for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity- based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)

for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e)	related to any potential or actual violations of Section 13(d) of the Exchange Act or the rules and regulations thereof;

(f)

initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board, by resolution thereof adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 7.05 of this Article VII, or (iv) otherwise required by applicable law; or

(g)	if prohibited by applicable law.

Notwithstanding any other provision of this Article VII, no indemnification shall be provided hereunder to any such person if a final adjudication adverse to the director or officer of the Corporation, and from which there is no further right to appeal, establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he or she received an Improper Personal Benefit (as defined below), or (iii) with respect to any criminal action or proceeding, including, but not limited to, any violations of the U.S. federal securities laws, he or she had reasonable cause to believe his or her conduct was unlawful. “Improper Personal Benefit” shall mean a person’s receipt of a personal gain in fact by reason of a person’s Official Capacity of a financial profit, monies or other advantage not also accruing to the benefit of the Corporation or to the stockholders generally and which is unrelated to his or her usual compensation by the Corporation for serving as a director or officer, including, but not limited to, (1) in exchange for the exercise of influence over the Corporation’s affairs, (2) as a result of the diversion of a corporate opportunity, or (3) pursuant to the use or communication of confidential or inside information relating to the Corporation or its business or affairs for the purpose of generating a profit from trading in the Corporation’s securities or providing a benefit to a third party, including, without the express consent of the Board, assisting a third party who is seeking to change the composition of the Board, management of the Corporation or the policies or strategic direction of the Corporation.

Section 7.07 Procedure for Indemnification; Determination.

(a)

To obtain indemnification under this Article VII, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification.

(b)

Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 7.19 of this Article VII), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 7.19 of this Article VII) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by a majority vote of the Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by a majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding.

(c)

If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article VII, Section 7.03, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article VII, Section 7.07(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Corporation pursuant to Article VII, Section 7.07(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 7.07(c) is satisfied.

(d)

If (i) the Corporation (including by its Disinterested Directors, Independent Counsel or stockholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Corporation according to Article VII, Section 7.07(c) after the Determination is made pursuant to Article VII, Section 7.07(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Corporation according to Article VII, Section 7.05 above after a request and an undertaking pursuant to Article VII, Section 7.05 above have been received by the Corporation, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Corporation’s obligations under these By-Laws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Corporation, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Corporation for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

(e)

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(f)

Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article VII, Section 7.07(b) above that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article VII, Section 7.07(d) above.

(g)

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article VII, Section 7.07(d) above that the procedures and presumptions of these By-Laws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these By-Laws.

Section 7.08 Procedures for the Determination of Whether Standards have been Satisfied.

(a)

All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these By-Laws.

(b)	The Corporation shall use its best efforts to make the Determination contemplated by this Article VII, Section 7.07(b) hereof as promptly as is reasonably practicable under the circumstances.

Section 7.09 Non-Exclusivity of Rights. The right to indemnification and the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VII shall not be deemed exclusive of any other rights to which any Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Certificate of Incorporation, bylaw, agreement, insurance policy, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article VII, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 7.10 Continuation of Rights. The rights of indemnification and advancement of Expenses provided in this Article VII shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

Section 7.11 Contract Rights. Without the necessity of entering into an express contract with any Covered Person, the obligations of the Corporation to indemnify a Covered Person under this Article VII, including the duty to advance Expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract right shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article VII shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 7.12 Subrogation. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 7.13 No Duplication of Payments. The Corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 7.14 Insurance and Funding.

(a)

The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or the DGCL or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b)

Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this Article VII shall relieve the Corporation of its liability for indemnification provided for under this Article VII or otherwise to the extent of such payment.

(c)

In the absence of fraud, (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 7.14 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his or her action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 7.15 Severability. If this Article VII or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article VII as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.16 No Imputation. The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article VII.

Section 7.17 Reliance. Persons who after the date of the adoption of this Article VII or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article VII.

Section 7.18 Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VII shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 7.19 Certain Definitions.

(a)

The term “Corporation” shall include, in addition to Project 8 MergerSub, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)	The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.

(c)

The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, or otherwise being asked to participate in or respond to any discovery related to a Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-

compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article VII.

(d)

The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article VII) or other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article VII.

(e)

The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(f)

The term “Official Capacity” shall mean (i) service as a director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, service, at the request of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise.

(g)

The term “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these By-Laws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board, any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding.

(h)

The term “serving at the request of the Corporation” shall include any service by an officer or director of the Corporation to the Corporation or an Other Enterprise, including any service as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Corporation or any subsidiary of the Corporation. For the purposes of these By-Laws, a director’s or officer’s service to the Corporation or an Other Enterprise shall be presumed to be “serving at the request of the Corporation,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding, if applicable, such director. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Corporation or its Board for such service to the Corporation or such Other Enterprise.

Section 7.20 Intent of Article. The Intent of this Article VII is to provide for indemnification to the fullest extent permitted by the applicable laws of the State of Delaware. To the extent that such applicable laws may be amended or supplemented from time to time, this Article VII shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by applicable law. Neither an amendment nor repeal of this Article VII, nor the adoption of any provision of these By-Laws inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.

ARTICLE VIII

AMENDMENTS

These By-Laws and any amendments hereof may be amended or repealed in any respect, and new By-Laws may be adopted, either by the stockholders or by the Board of Directors.